Exhibit 99.1

Alpha and Omega Semiconductor Announces Appointment of New Director

SUNNYVALE, California, July 10, 2026 – Alpha and Omega Semiconductor Limited (“AOS” or the “Company”) (NASDAQ: AOSL), today announced that on July 8, 2026, its Board of Directors (the “Board”), upon recommendation by the Nominating and Corporate Governance Committee, appointed Joshua Chien to serve as an independent director of the Board, effective immediately.

“We are pleased and excited that Joshua has decided to join our Board,” said Mr. Stephen Chang, CEO of the Company. “Joshua brings a wealth of experience in business development, supply chain strategy, and operational leadership across the technology and electronics manufacturing industries. His broad perspective, entrepreneurial mindset and proven ability to drive growth will strengthen our Board as we continue to expand our business, execute our strategic priorities and create long-term value for our shareholders.”

Mr. Chien currently serves as Executive Vice President, Product & Strategy Officer at Sonatus, Inc., an AI-enabling mobility software company spanning cloud to edge, where he leads product strategy and the expansion of the company’s platform into new verticals beyond automotive, in a fractional executive capacity through his advisory firm, DeoNow. From 2021 to April 2026, Joshua Chien served as Chief Commercial Officer of SMTC Corporation, a global electronics manufacturing services company, responsible for all revenue-generating functions including sales, marketing, account management, and Asia operations, and achieved more than fourfold revenue growth. From 2014 to 2020, Mr. Chien was Senior Vice President of Global Sales and Marketing of SMTC. Prior to that, Mr. Chien served in various positions at Sanmina Corporation from 2000 to 2014, including Vice President of Global Strategic Business Development and Customer Service. Mr. Chien holds a Bachelor of Arts in Economics from the University of California, Berkeley, and completed the Finance for Executives program at Harvard Business School.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer, and global supplier of a broad range of discrete power devices, wide-bandgap power devices, power management ICs, and modules, including a wide portfolio of Power MOSFET, SiC, GaN, IGBT, IPM, TVS, HV Gate Drivers, Power IC, and Digital Power products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high-performance power management solutions. AOS’ portfolio of products targets high-volume applications, including personal computers, graphics cards, data centers, AI servers, smartphones, consumer and industrial motor controls, TVs, lighting, automotive electronics, and power supply units for various equipment. For more information, please visit www.aosmd.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements regarding the new director and annual meeting of shareholders. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the actual product performance in volume production, the quality and reliability of the product, our ability to achieve design wins, the general business and economic conditions, the state of the semiconductor industry, and other risks as described in the Company’s annual report and other filings with the U.S. Securities and Exchange Commission. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date unless otherwise stated, and AOS undertakes no duty to update such information except as required under applicable law.

Media Contact: Mina Galvan
Tel: 408.830.9742
Email: mina.galvan@aosmd.com